Ex. 99.1
XPEL Reports Revenue of $107.5 million in Fourth Quarter 2024

San Antonio, TX – February 26, 2025 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the fourth quarter and year end 2024.

Fourth Quarter 2024 Overview:

•Revenue increased 1.9% to $107.5 million in the fourth quarter of 2024. Excluding China impacts, revenue increased 10.5% in the fourth quarter 2024.

•Gross margin of 40.6% in the fourth quarter of 2024.

•Foreign exchange loss ("FX Loss") of $1.2 million incurred in the fourth quarter 2024 due to the strengthening of the US dollar.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) decreased 19.3% to $14.3 million, or 13.3% of revenue, compared to $17.7 million, or 16.7% of revenue in the fourth quarter of 2023. Normalizing for the FX impact, EBITDA would have decreased 9.0% and EBITDA margin would have been 14.3%. 2

•Net income decreased 25.7% to $8.9 million, or $0.32 per basic and diluted share, versus net income of $12.0 million, or $0.43 per basic and diluted share in the fourth quarter of 2023. Normalizing for the FX impact, net income would have decreased 13.8% and EPS would have been $0.35 per share.

Year End 2024 Overview:

•Revenue increased 6.1% to $420.4 million compared to prior year.

•Gross margin of 42.2% in 2024.

•Net income of $45.5 million, or $1.65 per basic and diluted share, versus net income of $52.8 million, or $1.91 per basic and diluted share in 2023.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $69.5 million, or 16.5% of revenue, compared to $76.9 million, or 19.4% of revenue in 2023.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw solid top line performance in the fourth quarter and made great progress in many of our key initiatives during the year including increasing our focus on dealerships, refining our go-to-market strategy in China and executing on our acquisition strategy. The Company is well-positioned to continue to build on this momentum in 2025."

Financial Highlights for the Fourth Quarter 2024:

Summary consolidated financial information for the fourth quarter 2024 and 2023 (unaudited, dollars in thousands):

	Three Months Ended December 31,				% Change
	2024	% of Total Revenue	2023	% of Total Revenue	2024 vs. 2023
Total revenue	$107,527	100.0%	$105,538	100.0%	1.9%
Gross margin	43,703	40.6%	40,932	38.8%	6.8%
Operating Expenses	31,358	29.2%	26,708	25.3%	17.4%
Net income	8,898	8.3%	11,970	11.3%	(25.7)%
EBITDA[2]	14,250	13.3%	17,654	16.7%	(19.3)%
Net cash provided by (used in) operating activities	$6,327	n/a	$(1,117)	n/a	n/a

Geographical Revenue Summary

	Three Months Ended December 31,		% Change	% of Total Revenue
	2024	2023	Inc (Dec)	2024	2023
United States	$59,054	$55,611	6.2%	54.9%	52.7%
Canada	13,370	11,592	15.3%	12.4%	11.0%
China	9,238	16,584	(44.3)%	8.6%	15.7%
Continental Europe	8,935	8,529	4.8%	8.3%	8.1%
United Kingdom	3,881	3,218	20.6%	3.6%	3.0%
Middle East/Africa	5,656	4,958	14.1%	5.3%	4.7%
Asia Pacific	4,646	2,751	68.9%	4.3%	2.6%
Latin America	2,747	2,120	29.6%	2.6%	2.0%
Other	—	175	(100.0)%	0.0%	0.2%
Total	$107,527	$105,538	1.9%	100.0%	100.0%

Overall Revenue
•Total revenue grew 1.9% compared to fourth quarter 2023 ("YoY"). Excluding China impacts, total revenue increased 10.5% YoY.
•US revenue increased 6.2%YoY.
•All other revenue (excluding US and China) grew 17.7% YoY.

Product and Service Revenue
•Total product revenue was flat YoY. Excluding China impacts, total product revenue increased 10.9% YoY.
•Total window film revenue increased 32.9% YoY and represented 17.2% of total revenue.
•Total service revenue increased 9.4% YoY.
•Total installation revenue (labor and product combined) grew 16.1% YoY. Organic total installation revenue grew 8.0% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) declined 1.0% YoY. Excluding China, adjusted product revenue grew 9.3% YoY.

Other Financial Information
•Gross margin percentage was 40.6% and 38.8% in the fourth quarter of 2024 and 2023, respectively.
•Total operating expenses increased 17.4% YoY.
•Sales and marketing expenses increased 24.6% YoY and represented 10.7% of revenue.
•General and administrative expenses increased 13.6% YoY and represented 18.5% of revenue.
•Net income decreased 25.7% YoY.
•EBITDA decreased 19.3% YoY2.

Cash Flows from Operations
•Cash flows provided by operations were $6.3 million in the fourth quarter 2024.

2025 First Quarter Outlook

•The Company expects first quarter 2025 revenue of approximately $97 - $99 million.
•The Company recently completed a workforce reduction that is expected to yield approximately $2 million in annual run rate savings.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2025 First Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, February 26, 2025 at 11:00 a.m. Eastern Time to discuss the Company’s fourth quarter and annual 2024 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Callers should use access code: 186072.

A replay of the teleconference will be available until March 28, 2025 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 51876.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2024 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the fourth quarter and year end of 2024, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full year end 2024 financial information will be included in the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission which is anticipated on or prior to February 28, 2025.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2024	2023	2024	2023
Revenue
Product revenue	$81,847	$82,067	$318,849	$311,406
Service revenue	25,680	23,471	101,551	84,887
Total revenue	107,527	105,538	420,400	396,293

Cost of Sales
Cost of product sales	52,415	54,395	199,791	198,008
Cost of service	11,409	10,211	43,249	35,871
Total cost of sales	63,824	64,606	243,040	233,879
Gross Margin	43,703	40,932	177,360	162,414

Operating Expenses
Sales and marketing	11,509	9,234	42,817	31,788
General and administrative	19,849	17,474	75,396	63,654
Total operating expenses	31,358	26,708	118,213	95,442

Operating Income	12,345	14,224	59,147	66,972

Interest expense	34	301	996	1,248
Foreign currency exchange loss (gain)	1,157	(726)	1,373	(307)

Income before income taxes	11,154	14,649	56,778	66,031
Income tax expense	2,256	2,679	11,289	13,231
Net income	$8,898	$11,970	$45,489	$52,800

Earnings per share
Basic	$0.32	$0.43	$1.65	$1.91
Diluted	$0.32	$0.43	$1.65	$1.91
Weighted Average Number of Common Shares
Basic	27,649	27,629	27,639	27,622
Diluted	27,656	27,633	27,643	27,634

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited) 12/31/2024	December 31, 2023
Assets
Current
Cash and cash equivalents	$22,087	$11,609
Accounts receivable, net	29,146	24,111
Inventory, net	110,904	106,509
Prepaid expenses and other current assets	5,314	3,529
Income tax receivable	893	696
Total current assets	168,344	146,454
Property and equipment, net	17,735	16,980
Right-of-use lease assets	19,490	15,459
Intangible assets, net	34,562	34,905
Other non-current assets	1,350	782
Goodwill	44,126	37,461
Total assets	$285,607	$252,041
Liabilities
Current
Current portion of notes payable	$63	$62
Current portion of lease liabilities	4,666	3,966
Accounts payable and accrued liabilities	36,789	32,444
Total current liabilities	41,518	36,472
Deferred tax liability, net	469	2,658
Other long-term liabilities	1,810	890
Borrowings on line of credit	—	19,000
Non-current portion of lease liabilities	16,126	12,715
Non-current portion of notes payable	229	317
Total liabilities	60,152	72,052
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,651,773 and 27,630,025 issued and outstanding, respectively	28	28
Additional paid-in-capital	15,550	12,546
Accumulated other comprehensive loss	(4,236)	(1,209)
Retained earnings	214,113	168,624
Total stockholders’ equity	225,455	179,989
Total liabilities and stockholders’ equity	$285,607	$252,041

XPEL, Inc.

Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$8,898	$11,970	$45,489	$52,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,512	1,305	5,820	4,534
Amortization of intangible assets	1,550	1,399	5,877	5,059
Gain on sale of property and equipment	(14)	(2)	(49)	(13)
Stock compensation	868	496	3,197	1,640
Provision for credit losses	111	27	390	243
Deferred income tax	(1,367)	(77)	(2,781)	(921)

Changes in assets and liabilities:
Accounts receivable, net	(129)	2,483	(5,604)	(7,000)
Inventory, net	(9,959)	(13,260)	(4,785)	(24,843)
Prepaid expenses and other assets	631	7,892	(2,154)	604
Income tax receivable or payable	(637)	(1,517)	(267)	(1,197)
Accounts payable and accrued liabilities	4,863	(11,833)	2,691	6,478
Net cash provided by (used in) operating activities	6,327	(1,117)	47,824	37,384
Cash flows used in investing activities
Purchase of property, plant and equipment	(1,628)	(1,615)	(6,713)	(6,356)
Proceeds from sale of property and equipment	—	9	40	29
Acquisitions, net of cash acquired, payment holdbacks, and notes payable	(3,335)	(14,038)	(9,855)	(18,735)
Development or purchase of intangible assets	(455)	(493)	(1,876)	(1,291)
Net cash used in investing activities	(5,418)	(16,137)	(18,404)	(26,353)
Cash flows from financing activities
Net borrowings (payments) on revolving credit agreements	—	19,000	(19,000)	(7,000)
Restricted stock withholding taxes paid in lieu of issued shares	(18)	—	(193)	(167)
Repayments of notes payable	(16)	(15)	(60)	(92)
Net cash (used in) provided by financing activities	(34)	18,985	(19,253)	(7,259)
Net change in cash and cash equivalents	875	1,731	10,167	3,772
Foreign exchange impact on cash and cash equivalents	226	(496)	311	(219)
Increase in cash and cash equivalents during the period	1,101	1,235	10,478	3,553
Cash and cash equivalents at beginning of year	20,986	10,374	11,609	8,056
Cash and cash equivalents at end of year	$22,087	$11,609	$22,087	$11,609

Supplemental schedule of non-cash activities
Contingent consideration	$1,600	$—	$1,600	$—
Non-cash lease financing	$2,491	$2,384	$8,701	$4,231
Issuance of common stock for vested restricted stock units	$210	$327	$1,110	$1,038

Supplemental cash flow information
Cash paid for income taxes	$3,361	$4,149	$13,617	$15,293
Cash paid for interest	$31	$240	$1,026	$1,240

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2024	2023	2024	2023
Net Income	$8,898	$11,970	$45,489	$52,800
Interest	34	301	996	1,248
Taxes	2,256	2,679	11,289	13,231
Depreciation	1,512	1,305	5,820	4,534
Amortization	1,550	1,399	5,877	5,059
EBITDA	$14,250	$17,654	$69,471	$76,872